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Exhibit 21.1

List of Subsidiaries of Gold Banc Corporation, Inc.

GBC Kansas, Inc., a Kansas corporation Gold Bank, a Kansas bank Gold IHC-I, LLC, a Delaware limited liability company Gold RE Holdings-I, LLC, a Delaware limited liability company
GBC Oklahoma, Inc., a Kansas corporation Gold Bank, an Oklahoma bank Gold-BK Holdings, Inc., a Nevada corporation Central Oklahoma Leasing Authority, Inc., an Oklahoma corporation
GBC Florida, Inc. a Kansas corporation American Bank, a Florida bank ABI Capital Trust, a Delaware business trust

Gold Financial Services, Inc., a Kansas corporation
Gold Trust Company, a Missouri corporation
Gold Capital Management, Inc., a Kansas corporation
Gold Insurance Agency, Inc., a Kansas corporation
Gold Merchant Banc, Inc., a Kansas corporation
Gold Investment Advisors, Inc., a Kansas corporation
GBS Holding Company, LLC, a Kansas limited liability company (75% member interest)
Gold Title Agency, LLC, a Kansas limited liability company
Gold Reinsurance Company, Ltd. a Turks and Caicos Islands corporation
CompuNet Engineering, Inc. a Kansas corporation
Regional Holding Company, Inc., a Kansas corporation Gold Banc Mortgage, Inc., a Kansas corporation Realty Escrow Services, Inc. a Kansas corporation
GBC Capital Trust, a Delaware business trust
GBCI Capital Trust II, a Delaware business trust
Gold Banc Acquisition Corporation VIII, Inc., a Kansas corporation
Gold Banc Acquisition Corporation X, Inc., a Kansas corporation

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  Exhibit 21.1
List of Subsidiaries of Gold Banc Corporation, Inc.